Exhibit 10.10

RETAINED INTELLECTUAL PROPERTY

LICENSE AGREEMENT

This Retained Intellectual Property License Agreement (this “Agreement”) dated as of September 30, 2021 (“Effective Date”), is made by and between International Paper Company, a New York corporation (“Licensor”), and Global Holdings II, Inc., a Delaware corporation (“Licensee”).

WHEREAS, Licensor and Licensee have entered into a Separation and Distribution Agreement dated as of September 29, 2021 (the “Separation Agreement”), pursuant to which Licensor has agreed to contribute, assign, transfer, convey and deliver to Licensee all of Licensor’s right, title and interest in and to the SpinCo Assets, including the SpinCo Intellectual Property and SpinCo Know-How, on the terms and subject to the conditions set forth in the Separation Agreement;

WHEREAS, the Retained Licensed Intellectual Property (as defined below) is not being transferred to Licensee pursuant to the Separation Agreement; and

WHEREAS, Licensee wishes to continue to use the Retained Licensed Intellectual Property in connection with Products (as defined below) manufactured at the Facility (as defined below), and Licensor has agreed to license the Retained Licensed Intellectual Property to Licensee in connection with Products manufactured at the Facility, subject to the limitations set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed:

SECTION 1. Definitions.

(a) Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Separation Agreement.

(b) “Facility” means the existing manufacturing facilities located at (i) Ticonderoga, (ii) Eastover, (iii) Luís Antônio, Brazil, (iv) Três Lagoas, Brazil, (v) Mogi Guaçu, Brazil, (vi) Svetogorsk, Russia and (vii) Saillat, France; sheeter facilities located at (x) Sumter and (y) Saillat, France; and any future expansions to such existing manufacturing facilities that result in an expansion of capacity, provided that such future expansions are co-located with and physically connected to such existing manufacturing facilities.

(c) “Patents” means patents, patent applications (including patents issued thereon), utility models, and industrial design registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions.

(d) “Products” means, with respect to any Facility, products manufactured in the operation of the SpinCo Business as conducted at such Facility during the twenty-four (24) months immediately prior to the Effective Date; provided that Products shall exclude bristols and specialty papers and any product produced by the Parent Business, including containerboard, linerboard, white top linerboard, medium recycled linerboard, recycled medium, saturating kraft, corrugated containers and fluff, market and specialty pulps (the products in this proviso, collectively, the “Excluded Products”).

(e) “Retained Licensed Intellectual Property” means (i) Patents owned by Licensor or its Subsidiaries as of the Effective Date and set forth on Schedule 1 (“Licensed Patents”) and (ii) Know-How owned by, or licensed to (and sublicensable by Licensor without any obligation to the owner of such Know-How), Licensor or its Subsidiaries as of the Effective Date that are related to the Licensed Patents. For the avoidance of doubt, Retained Licensed Intellectual Property excludes all Intellectual Property owned by Licensor or its Subsidiaries (including the Patents and Know-How described in the foregoing clauses (i) and (ii)) to the extent relating to Excluded Products.

SECTION 2. License and Use.

(a) Subject to the terms and conditions set forth in this Agreement, Licensor, on behalf of itself and its Subsidiaries, grants to Licensee a fully paid-up, royalty-free, perpetual (subject to Section 4), worldwide, sublicensable (subject to Section 16), non-assignable (subject to Section 16), non-exclusive license to use (including to create modifications, enhancements or improvements to) the Retained Licensed Intellectual Property to make, have made, sell, offer to sell, import and export Products and services solely in connection with Products manufactured at the Facility in the conduct of the SpinCo Business following the Effective Date, in the manner conducted as of the Effective Date and not for any other current or future purpose or business of Licensee (collectively, the rights granted above will be referred to as the “License”).

(b) Licensee shall not do, cause, suffer or cause to be done any deed, matter or thing whatsoever which shall, or is likely to, adversely affect or prejudice, directly or indirectly, the validity of the Retained Licensed Intellectual Property or the ownership of the Retained Licensed Intellectual Property by Licensor and Licensor’s business partners or any other third party.

SECTION 3. Improvements. In the event a party makes, or has a Third Party make, modifications, enhancements or improvements to any Retained Licensed Intellectual Property (“Improvements”), each party shall retain ownership of any modifications, enhancements or improvements that such party makes, or has a Third Party make. For the purposes of clarity, the License does not include rights to Improvements.

SECTION 4. Term and Termination.

(a) Unless otherwise terminated in accordance with the terms herein, this Agreement shall remain in full force and effect in perpetuity, except that, with respect to any Patent included in the Retained Licensed Intellectual Property, the License granted hereunder shall terminate, only as to such Patent, upon the expiration of such Patent.

(b) Licensor may terminate (i) this Agreement in the event Licensee makes or attempts to make an assignment of this Agreement in violation of Section 16, (ii) this Agreement in the event Licensee (x) becomes insolvent, (y) becomes the subject of a petition in bankruptcy which is not withdrawn or dismissed within sixty (60) days thereafter, or (z) makes an assignment for the benefit of creditors, (iii) this Agreement upon the mutual written agreement of the parties, (iv) this Agreement in the event Licensee challenges or attempts to challenge Licensor’s ownership of or the validity of the Retained Licensed Intellectual Property (except to the extent that Licensee cannot be prohibited from making such challenge as a matter of law) and (v) the License in the event Licensee uses the Retained Licensed Intellectual Property outside the conduct of the SpinCo Business as conducted as of the Effective Date or otherwise contrary to this Agreement.

SECTION 5. No Representations or Warranties. ALL OF THE RETAINED LICENSED INTELLECTUAL PROPERTY IS LICENSED ON AN “AS IS, WHERE IS” BASIS. ACCORDINGLY, EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE SEPARATION AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, (a) LICENSOR EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY RETAINED LICENSED INTELLECTUAL PROPERTY, INCLUDING AS TO VALIDITY, NON-INFRINGEMENT AND ADEQUACY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OPERATION OR PERFORMANCE THEREOF AND (b) IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY DIRECT DAMAGES, COSTS OR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS WITH RESPECT TO THE RETAINED LICENSED INTELLECTUAL PROPERTY, INCLUDING ANY USE THEREOF BY LICENSEE.

SECTION 6. Maintenance.

(a) If, at any time, any of the Retained Licensed Intellectual Property is a trade secret, Licensee will use commercially reasonable efforts to protect the confidentiality thereof consistent with the manner in which it protects the confidentiality of its own trade secrets of like kind. Licensor shall retain the sole right, but not the obligation, to maintain the Licensed Patents, including deciding whether to abandon or otherwise cease to maintain (including to discontinue payment of any fees due with respect to) any such Licensed Patent.

SECTION 7. Confidentiality. The parties hereto shall hold in strict confidence, and not disclose to any other Person or use for any purpose other than as expressly permitted pursuant to this Agreement, without the prior written consent of the other party, any information regarding (or related to) the Retained Licensed Intellectual Property or otherwise received under this Agreement which the disclosing party, at the time of disclosure, identifies as confidential or a trade secret (whether in writing or orally) or that would otherwise reasonably be understood to constitute confidential information or a trade secret; provided that the parties hereto may disclose, or may permit disclosure of, such confidential information (a) to their respective Representatives who have a need to know such information for auditing and other non-commercial purposes and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, the applicable party will be responsible, (b) if the parties hereto are requested or required to disclose any such confidential information by oral questions, interrogatories, requests for information or other documents in legal proceedings, subpoena, civil investigative demand or any other similar process, or by other requirements of Law or stock exchange rule, (c) as required in connection with any legal or other proceeding by one party against any other party or (d) as necessary in order to permit a party to prepare and disclose its financial statements, or other required disclosures required by Law or such applicable stock exchange. Notwithstanding the foregoing, in the event that any demand or request for disclosure of confidential information is made pursuant to clause (b) above, each party hereto, as applicable, shall provide the other with prompt written notice of any such request or requirement so that the other party has an opportunity to seek a protective order or other appropriate remedy, which such parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the party that is required to make disclosure shall disclose or shall cause to be disclosed only that portion of the confidential information that is in the opinion of outside counsel necessary to be disclosed and shall use its reasonable best efforts to ensure confidential treatment is accorded to such disclosed information.

SECTION 8. Infringement Actions. In the event Licensor takes affirmative action against an infringement or misappropriation or a threatened infringement or misappropriation, Licensee agrees to assist Licensor in whatever manner Licensor reasonably requests, at the expense of Licensor. Recovery of damages resulting from any such action shall be solely for the account of Licensor. Licensee will provide information reasonably requested by Licensor in any infringement or misappropriation action, including in connection with the calculation of damages. Licensee may participate, at its expense, in any action taken by or proceeding instituted by or brought against Licensor through separate counsel of Licensee’s own choosing; provided that Licensor will at all times retain full control over such action, and not compromise or settle any such action or proceeding unless such compromise or settlement (a) is solely for monetary damages (for which Licensor shall be responsible), (b) does not impose injunctive or other equitable relief against Licensee and (c) includes an unconditional release of Licensee from all liability on claims that are the subject matter of such action or proceeding.

SECTION 9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

SECTION 10. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by e-mail with receipt confirmed (followed by delivery of an original via overnight courier service or by registered or certified mail postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

if to Licensor, to:

International Paper Company

6400 Poplar Avenue

Memphis, Tennessee 38197

Attention: Sharon Ryan (General Counsel)

with a copy (which shall not constitute notice) to:

INTERNATIONAL PAPER COMPANY

6400 Poplar Avenue

Memphis, TN 38197

Attention:                Chief Counsel—Intellectual Property

if to Licensee, to:

Global Holdings II, Inc.

6400 Poplar Avenue

Memphis, TN 38197

Attention:    Matt Barron (Senior Vice President and General Counsel)

with a copy (which shall not constitute notice) to:

Global Holdings II, Inc.

6400 Poplar Avenue

Memphis, TN 38197

Attention:    Brad Poe (Senior Counsel – Intellectual Property)

A party may, by notice to the other party, change the address to which such notices are to be given.

SECTION 11. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

SECTION 12. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the parties.

SECTION 13. Entire Agreement. This Agreement and the Separation Agreement and the exhibits, schedules and appendices hereto and thereto, contain the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement, on the one hand, and the provisions of the Separation Agreement (including the exhibits, schedules and appendices thereto), on the other hand, the provisions of the Separation Agreement shall control.

SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto. Each party acknowledges that it and the other party are executing this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp, electronic or mechanical signature) by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind such party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

SECTION 15. Governing Law; Forum; Waiver of Jury Trial. The provisions of Section 10.2 of the Separation Agreement shall apply to this Agreement mutatis mutandis.

SECTION 16. Assignment and Sublicense. Neither this Agreement nor any rights and obligations of Licensee hereunder may be assigned or sublicensed by Licensee; provided, however, that Licensee may, without consent, and upon prior written notice to Licensor, (a) assign this Agreement or sublicense, solely within the scope of the License, the rights granted hereunder, in whole or in part, to an Affiliate of Licensee or (b) assign this Agreement, in whole or in part, to a non-Affiliate purchaser or non-Affiliate transferee of all or part of a Facility, provided further, that in no event may the non-Affiliate assignee or transferee use any of the Retained Licensed Intellectual Property in any business or activity other than that of the portion of the purchased or transferred Facility as operated as of the date of such assignment. Licensee shall be responsible for the activities of any sublicensee of Licensee as if the activities were directly those of Licensee. Any transfer or other disposition by Licensor or any of its Affiliates of any Retained Licensed Intellectual Property will be made subject to the terms of this Agreement. Licensor may freely assign this Agreement in whole or in part in connection with the transfer of all or any portion of its business to which this Agreement pertains. Subject to the preceding sentences of this Section 16, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 17. Limitations of Liability. NEITHER PARTY, NOR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, AND EMPLOYEES SHALL BE LIABLE TO THE OTHER PARTY, OR ITS AFFILIATES, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, REVENUE OR BUSINESS) ARISING OUT OF OR RELATED TO THIS AGREEMENT. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES ARE SOUGHT BASED ON BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY.

SECTION 18. Headings. The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 19. Bankruptcy. All licenses granted under this Agreement will be deemed licenses of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and a licensee under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date first set forth above.

LICENSOR, INTERNATIONAL PAPER COMPANY

By:	/s/ Keith Townsend
Name: Keith Townsend Title: VP Strategic Initiatives

LICENSEE, GLOBAL HOLDINGS II, INC.

By:	/s/ Greg Gibson
Name: Greg Gibson Title: President

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